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EXHIBIT INDEX



Exhibit No.     Description     Page
-----------     -----------     ----

     A     Balance Sheet at December 31, 2000     Filed
          (Unaudited, subject to adjustment)herewith

     B     Statement of Income and AccumulatedFiled
          Deficit For the Quarter and Nine Monthsherewith ended December 31, 2000
          (Unaudited, Subject to Adjustment)

     C     Statement of Cash Flows For the Quarter     Filed
          and Nine Months ended December 31, 2000     herewith
          (Unaudited, Subject to Adjustment)

     B1     Consolidated Statement of Income andFiled
          Accumulated Deficit For the Twelve      herewith
          Months ended December 31, 2000
          (Unaudited, Subject to Adjustment)

     C1     Consolidated Statement of Cash Flows     Filed
          For the Twelve Months ended December 31, 2000     herewith
          (Unaudited, Subject to Adjustment)